UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	41-1724239
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.01 per share	NYSE Texas, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A

EXPLANATORY NOTE

This Registration Statement on Form 8-A (“Form 8-A”) is being filed by NRG Energy, Inc. (the “Company”) with the SEC in connection with the dual listing of its common stock, par value $0.01 per share (“Common Stock”), with NYSE Texas, Inc. (“NYSE Texas”) under the trading symbol “NRG”. The Common Stock is currently listed on the New York Stock Exchange under the symbol “NRG”.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.15 of the Company’s Annual Report on Form 10-K, filed on February 27, 2020 (and incorporated by reference into the Company’s most recent Annual Report on Form 10-K), is incorporated herein by reference.

The Company expects the listing and trading of the Common Stock on the NYSE Texas to commence on August 19, 2025 under the symbol “NRG”.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

Date: August 18, 2025	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary